Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS SECOND-QUARTER RESULTS

•	Net Sales Decreased 1 Percent, Organic Sales Decreased 2 Percent

•	Campbell Records Pre-Tax Non-Cash Impairment Charges of $212 Million, or $0.58 Per Share, Related to Campbell Fresh Segment

•	Earnings Before Interest and Taxes (EBIT) Decreased 50 Percent, Adjusted EBIT Decreased 1 Percent

•	Earnings Per Share (EPS) Decreased 61 Percent to $0.33, Adjusted EPS Increased 5 Percent to $0.91 Reflecting Lower Adjusted Tax Rate

•	Campbell Reaffirms Fiscal 2017 Guidance

•	Campbell Increases Cost Savings Program Target from $300 Million by Fiscal 2018 to $450 Million by Fiscal 2020

CAMDEN, N.J., Feb. 17, 2017—Campbell Soup Company (NYSE:CPB) today reported its second-quarter results for fiscal 2017.

	Three Months Ended			Six Months Ended
($ in millions, except per share)
	Jan. 29, 2017	Jan. 31, 2016	% Change	Jan. 29, 2017	Jan. 31, 2016	% Change
Net Sales
As Reported (GAAP)	$2,171	$2,201	(1)%	$4,373	$4,404	(1)%
Organic			(2)%			(1)%
Earnings Before Interest and Taxes
As Reported (GAAP)	$205	$414	(50)%	$662	$729	(9)%
Adjusted	$417	$423	(1)%	$905	$902	—%
Diluted Earnings Per Share
As Reported (GAAP)	$0.33	$0.85	(61)%	$1.27	$1.47	(14)%
Adjusted	$0.91	$0.87	5%	$1.92	$1.82	5%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “I am not satisfied with our sales performance this quarter. Declines were most prominent in Campbell Fresh driven by a market share decline and weather-related issues in carrots, capacity constraints from the Bolthouse Farms Protein PLUS recall last June, and Garden Fresh Gourmet. Although V8 shelf-stable beverages declined, I am encouraged by the positive momentum in our core U.S. soup, simple meals and Pepperidge Farm snacks businesses. U.S. soup sales increased in the quarter, driven by our ready-to-serve varieties, such as Chunky and new Well Yes!, which performed above expectations.

“C-Fresh performance was below our expectations. The new C-Fresh management team has conducted an extensive review of the business and has determined the recovery will take longer to execute than we originally planned. As a result, we no longer expect C-Fresh to grow this fiscal year. Despite these challenges, we remain confident in the growth potential of the packaged fresh category. C-Fresh continues to be an important strategic business for Campbell to meet growing consumer demand for fresh foods and interest in health and well-being.

“We continued to over-deliver on our cost savings initiative, and now expect to achieve our target a year ahead of schedule. We have increased our savings target from $300 million by the end of fiscal 2018 to $450 million by the end of fiscal 2020. Looking ahead, we expect to improve our sales performance in the back half and are maintaining our guidance for the fiscal year.”

Items Impacting Comparability
The company reported earnings of $0.33 per share in the quarter. In the second quarter of fiscal 2017, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh reporting unit as operating performance was well below expectations and the new leadership team of the Campbell Fresh division initiated a strategic review. This performance and review led to a revised outlook for future sales, earnings and cash flow. The current quarter results reflect a pre-tax non-cash impairment charge of $147 million, or $0.45 per share, to reduce the carrying value of the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit. The current quarter results also reflect a pre-tax non-cash impairment charge of $65 million, or $0.13 per share, to reduce the carrying value of the intangible assets of the Garden

Fresh reporting unit. The prior-year quarter included pre-tax charges related to cost savings initiatives of $16 million, or $0.03 per share, and a pre-tax gain related to a pension benefit mark-to-market adjustment of $7 million, or $0.01 per share. Excluding items impacting comparability in both periods, adjusted EPS increased 5 percent to $0.91 per share, compared with $0.87 per share in the year-ago quarter. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

Second-Quarter Results
Sales decreased 1 percent to $2.171 billion driven by the decline in organic sales, partially offset by the favorable impact of currency translation. Organic sales decreased 2 percent driven by lower volume and higher promotional spending.

Gross margin increased from 37.2 percent to 38.0 percent. Excluding items impacting comparability in the prior year, adjusted gross margin improved 0.7 percentage points. The increase in adjusted gross margin was primarily driven by productivity improvements and the benefits from cost savings initiatives, partly offset by higher supply chain costs and inflation, as well as higher promotional spending. The adjusted gross margin increase reflects the continued gross margin expansion in Americas Simple Meals and Beverages. The increase in supply chain costs was primarily driven by higher carrot costs in the quarter due to the adverse impact on crop yields of heavy rains in December and January.

Marketing and selling expenses increased 6 percent to $237 million. Excluding items impacting comparability in the prior year, adjusted marketing and selling expenses increased 5 percent primarily due to higher advertising and consumer promotion expenses. Administrative expenses decreased 5 percent to $139 million. Excluding items impacting comparability in the prior year, adjusted administrative expenses decreased 3 percent primarily due to lower incentive compensation costs compared to the prior year, partly offset by higher benefit-related costs and investments in long-term innovation.

EBIT decreased 50 percent to $205 million, principally driven by the impairment charges in the current-year quarter. Excluding items impacting comparability, adjusted EBIT decreased 1 percent to $417 million reflecting lower sales and higher marketing and selling expenses, partly offset by a higher adjusted gross margin percentage.

Net interest expense increased 4 percent to $28 million reflecting higher average interest rates on the debt portfolio, partly offset by lower levels of debt. The tax rate increased to 42.9 percent as compared with a tax rate of 31.5 percent in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 3.8 percentage points to 27.8 percent as the timing of tax expense on an adjusted basis was favorably impacted by the goodwill impairment. The outlook for the full-year adjusted tax rate remains unchanged and is expected to be approximately 32 percent.

First-Half Results
Sales decreased 1 percent to $4.373 billion driven by a 1 percent decline in organic sales, partly offset by the favorable impact of currency translation.

EBIT decreased 9 percent to $662 million. Excluding items impacting comparability, adjusted EBIT was comparable to the prior year at $905 million reflecting a higher adjusted gross margin percentage and lower administrative expenses, offset by higher marketing and selling expenses and volume declines.

Net interest expense increased 2 percent to $56 million reflecting higher average interest rates on the debt portfolio, partly offset by lower levels of debt. The tax rate increased 3.2 percentage points to 35.1 percent. Excluding items impacting comparability, the adjusted tax rate decreased 2.7 percentage points to 30.2 percent.

Cash flow from operations decreased to $667 million from $754 million a year ago primarily due to changes in accrued liabilities, principally accrued taxes and accrued incentive compensation.

Cost Savings Program
In fiscal 2015, Campbell launched a comprehensive reorganization and multi-year cost savings initiatives with targeted annualized cost savings of $300 million by fiscal 2018. Campbell now expects to achieve $300 million in cost savings by the end of fiscal 2017, a year earlier than anticipated. Based on the success of the program to date and the identification of additional savings opportunities, the savings target is being increased from $300 million by the end of fiscal 2018 to $450 million by the end of fiscal 2020.

Fiscal 2017 Guidance
Campbell continues to expect sales to increase by 0 to 1 percent, adjusted EBIT to increase by 1 to 4 percent, and adjusted EPS to increase by 2 to 5 percent, or $3.00 to $3.09 per share. This guidance assumes the impact from currency translation will be nominal. A non-GAAP reconciliation is not provided for 2017 guidance since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to be part of the company's ongoing business results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Jan. 29, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$1,231	$680	$260	$2,171

Volume and Mix	—%	—%	(8)%	(1)%
Promotional Spending	(1)%	(1)%	—%	(1)%
Organic Net Sales	(1)%	(1)%	(8)%	(2)%
Currency	—%	1%	—%	—%
% Change vs. Prior Year	–%*	—%	(8)%	(1)%*

Segment Operating Earnings	$313	$135	$(3)
% Change vs. Prior Year	8%	(4)%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Six Months Ended Jan. 29, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$2,528	$1,351	$494	$4,373

Volume and Mix	—%	1%	(7)%	(1)%
Promotional Spending	(1)%	(1)%	—%	(1)%
Organic Net Sales	(1)%	—%	(7)%	(1)%*
Currency	—%	2%	—%	1%
% Change vs. Prior Year	–%*	1%*	(7)%	(1)%*

Segment Operating Earnings	$696	$247	$(2)
% Change vs. Prior Year	7%	(3)%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales in the quarter were comparable to the prior year at $1.231 billion. Excluding the favorable impact of currency translation, segment sales decreased 1 percent driven by declines in V8 beverages, partly offset by gains in soup, Prego pasta sauces and Plum products. Sales of U.S. soup increased 1 percent driven by gains in ready-to-serve soups, mostly offset by declines in broth and condensed soups.

Segment operating earnings increased 8 percent to $313 million. The increase was driven by a higher gross margin percentage, partly offset by increased advertising and consumer promotion expenses.

Global Biscuits and Snacks
Sales in the quarter were comparable to the prior year at $680 million. Excluding the favorable impact of currency translation, segment sales decreased 1 percent primarily driven by declines in Kelsen, primarily in the U.S., and Arnott’s biscuits, partly offset by gains in Pepperidge Farm. Pepperidge Farm sales increased due to gains in Goldfish crackers and Pepperidge Farm cookies, partly offset by declines in fresh bakery and frozen products.

Segment operating earnings decreased 4 percent to $135 million. The decrease was primarily driven by a lower gross margin percentage.

Campbell Fresh
Sales in the quarter decreased 8 percent to $260 million driven by lower sales of carrots, Bolthouse Farms refrigerated beverages, and Garden Fresh Gourmet, partly offset by gains in refrigerated soup.

Segment operating earnings decreased from $21 million to a loss of $3 million reflecting increased carrot costs due to the adverse impact on crop yields of heavy rains in December and January, as well as the cost impact of lower beverage operating efficiency and lower sales.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $241 million compared to $29 million in the prior year. The current-year quarter included the pre-tax non-cash impairment charges of

$212 million related to the Campbell Fresh segment. The prior-year quarter included $7 million of pre-tax charges associated with Campbell’s initiatives to implement a new enterprise design, to reduce costs and to streamline its organizational structure. The prior-year quarter also included a $7 million pre-tax gain related to a pension benefit mark-to-market adjustment.

Conference Call
Campbell will host a conference call to discuss these results today at 9:00 a.m. Eastern Time. To join, dial +1 (703) 639-1316. The conference ID is 40985838. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on March 3, 2017, at +1 (404) 537-3406. The access code for the replay is 40985838.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2017, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage changes to its organizational structure and/or business processes; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products and favorable perception of the company’s brands; (5) the impact of product quality and safety issues, including recalls and product liabilities; (6) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (7) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (8) the impact of disruptions to the company’s supply chain, including fluctuations in the supply or costs of energy and raw and packaging materials; (9) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (10) the impact of business portfolio changes; (11) the uncertainties of litigation and regulatory actions against the company; (12) disruption to the independent contractor distribution models used by certain of the company’s businesses, including the results of litigation or regulatory actions that could affect their independent contractor classification; (13) the company’s ability to protect its intellectual property rights; (14) the impact of an impairment to goodwill or other intangible assets; (15) the impact of increased liabilities and costs related to the company’s defined benefit pension plans; (16) the impact of a material failure in or breach of the company’s information technology systems; (17) the company’s ability to attract and retain key talent; (18) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (19) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, natural disasters or other calamities; and (20) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 29, 2017	January 31, 2016
Net sales	$2,171	$2,201
Costs and expenses
Cost of products sold	1,346	1,382
Marketing and selling expenses	237	223
Administrative expenses	139	146
Research and development expenses	25	23
Other expenses / (income)	220	4
Restructuring charges	(1)	9
Total costs and expenses	1,966	1,787
Earnings before interest and taxes	205	414
Interest, net	28	27
Earnings before taxes	177	387
Taxes on earnings	76	122
Net earnings	101	265
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$101	$265
Per share - basic
Net earnings attributable to Campbell Soup Company	$.33	$.85
Dividends	$.35	$.312
Weighted average shares outstanding - basic	306	310
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.33	$.85
Weighted average shares outstanding - assuming dilution	309	312

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 29, 2017	January 31, 2016
Net sales	$4,373	$4,404
Costs and expenses
Cost of products sold	2,707	2,830
Marketing and selling expenses	465	449
Administrative expenses	262	302
Research and development expenses	51	55
Other expenses / (income)	226	9
Restructuring charges	—	30
Total costs and expenses	3,711	3,675
Earnings before interest and taxes	662	729
Interest, net	56	55
Earnings before taxes	606	674
Taxes on earnings	213	215
Net earnings	393	459
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$393	$459
Per share - basic
Net earnings attributable to Campbell Soup Company	$1.28	$1.48
Dividends	$.70	$.624
Weighted average shares outstanding - basic	307	310
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.27	$1.47
Weighted average shares outstanding - assuming dilution	309	312

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 29, 2017	January 31, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$1,231	$1,237	—%
Global Biscuits and Snacks	680	682	—%
Campbell Fresh	260	282	(8)%
Total sales	$2,171	$2,201	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$313	$290	8%
Global Biscuits and Snacks	135	141	(4)%
Campbell Fresh	(3)	21	NM
Total operating earnings	445	452	(2)%
Unallocated corporate expenses	241	29
Restructuring charges	(1)	9
Earnings before interest and taxes	205	414	(50)%
Interest, net	28	27
Taxes on earnings	76	122
Net earnings	101	265	(62)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$101	$265	(62)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.33	$.85	(61)%

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 29, 2017	January 31, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$2,528	$2,539	—%
Global Biscuits and Snacks	1,351	1,334	1%
Campbell Fresh	494	531	(7)%
Total sales	$4,373	$4,404	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$696	$653	7%
Global Biscuits and Snacks	247	255	(3)%
Campbell Fresh	(2)	39	NM
Total operating earnings	941	947	(1)%
Unallocated corporate expenses	279	188
Restructuring charges	—	30
Earnings before interest and taxes	662	729	(9)%
Interest, net	56	55
Taxes on earnings	213	215
Net earnings	393	459	(14)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$393	$459	(14)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.27	$1.47	(14)%

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	January 29, 2017	January 31, 2016
Current assets	$1,896	$2,132
Plant assets, net	2,375	2,340
Intangible assets, net	3,179	3,511
Other assets	120	84
Total assets	$7,570	$8,067
Current liabilities	$2,436	$2,566
Long-term debt	2,293	2,539
Other liabilities	1,362	1,438
Total equity	1,479	1,524
Total liabilities and equity	$7,570	$8,067
Total debt	$3,478	$3,832
Cash and cash equivalents	$309	$306

Certain amounts in the prior year were reclassified to conform to the current-year presentation.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Six Months Ended
	January 29, 2017	January 31, 2016
Cash flows from operating activities:
Net earnings	$393	$459
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	212	—
Restructuring charges	—	30
Stock-based compensation	32	34
Pension and postretirement benefit expense (income)	(23)	109
Depreciation and amortization	154	152
Deferred income taxes	—	(14)
Other, net	6	4
Changes in working capital
Accounts receivable	(95)	(130)
Inventories	117	133
Prepaid assets	(9)	(2)
Accounts payable and accrued liabilities	(100)	(3)
Receipts from hedging activities	1	—
Other	(21)	(18)
Net cash provided by operating activities	667	754
Cash flows from investing activities:
Purchases of plant assets	(119)	(153)
Sales of plant assets	—	4
Other, net	(13)	10
Net cash used in investing activities	(132)	(139)
Cash flows from financing activities:
Net short-term borrowings (repayments)	2	(252)
Long-term repayments	(61)	—
Dividends paid	(207)	(197)
Treasury stock purchases	(234)	(86)
Treasury stock issuances	2	2
Payments related to tax withholding for stock-based compensation	(20)	(20)
Net cash used in financing activities	(518)	(553)
Effect of exchange rate changes on cash	(4)	(9)
Net change in cash and cash equivalents	13	53
Cash and cash equivalents — beginning of period	296	253
Cash and cash equivalents — end of period	$309	$306

The company adopted new accounting guidance for stock-based compensation in the first quarter of 2017. Certain amounts in the prior year were reclassified to conform to the current-year presentation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter Ended January 29, 2017
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency. Management believes that excluding this item, which is not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	January 29, 2017			January 31, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$1,231	$(3)	$1,228	$1,237	—%	(1)%
Global Biscuits and Snacks	680	(8)	672	682	—%	(1)%
Campbell Fresh	260	—	260	282	(8)%	(8)%
Total Net Sales	$2,171	$(11)	$2,160	$2,201	(1)%	(2)%

Six Months Ended
	January 29, 2017			January 31, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$2,528	$(3)	$2,525	$2,539	—%	(1)%
Global Biscuits and Snacks	1,351	(21)	1,330	1,334	1%	—%
Campbell Fresh	494	—	494	531	(7)%	(7)%
Total Net Sales	$4,373	$(24)	$4,349	$4,404	(1)%	(1)%

Items Impacting Gross Margin, Costs and Expenses, and Earnings
The company believes that financial information excluding certain items that are not considered to be part of the ongoing business, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted gross margin, costs and expenses, and earnings:

(1)
In the first quarter of fiscal 2017, the company incurred losses of $20 million in Costs and expenses ($13 million after tax, or $.04 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the second quarter of fiscal 2016, the company incurred a gain of $7 million in Costs and expenses ($4 million after tax, or $.01 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the six-month period of fiscal 2016, the company incurred losses of $121 million in Costs and expenses ($76 million after tax, or $.24 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. For the year ended July 31, 2016, the company incurred losses of $313 million in Costs and expenses ($200 million after tax, or $.64 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.

(2)
In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the six-month period of fiscal 2017, the company recorded implementation costs and other related costs of $11 million in Administrative expenses ($7 million after tax, or $.02 per share) related to these initiatives.

In the second quarter of fiscal 2016, the company recorded Restructuring charges of $12 million and implementation costs and other related costs of $7 million in Administrative expenses related to the fiscal 2015 initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to Restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $10 million, or $.03 per share. In the six-month period of fiscal 2016, the company recorded Restructuring charges of $33 million and implementation costs and other related costs of $22 million recorded in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $33 million, or $.11 per share.

For the year ended July 31, 2016, the company recorded Restructuring charges of $35 million and implementation costs and other related costs of $47 million in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $4 million related to the fiscal 2014 initiatives. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $49 million, or $.16 per share.

(3)
In the second quarter of fiscal 2017, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh reporting unit as operating performance was well below expectations and a new leadership team of the Campbell Fresh division initiated a strategic review which led to a revised outlook for future sales, earnings, and cash flow. The company recorded a non-cash impairment charge of $147 million ($139 million after tax, or $.45 per share) related to intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and a non-cash impairment charge of $65 million ($41 million after tax, or $.13 per share) related to the intangible assets of the Garden Fresh reporting unit (aggregate impact of $180 million after tax, or $.58 per share). The charges are included in Other expenses / (income).

For the year ended July 31, 2016, as part of the annual review of intangible assets, the company recorded a non-cash impairment charge of $141 million in Other expenses / (income) ($127 million after tax, or $.41 per share) related to the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit.

(4)	For the year ended July 31, 2016, the company recorded a gain of $25 million in Other expenses / (income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	January 29, 2017			January 31, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$825	$—	$825	$819	$2	$821	—%
Gross margin percentage	38.0%		38.0%	37.2%		37.3%
Marketing and selling expenses	237	—	237	223	3	226
Administrative expenses	139	—	139	146	(3)	143
Research and development expenses	25	—	25	23	2	25
Other expenses / (income)	220	(212)	8	4	—	4
Restructuring charges	(1)	—	(1)	9	(9)	—
Earnings before interest and taxes	$205	$212	$417	$414	$9	$423	(1)%
Interest, net	28	—	28	27	—	27
Earnings before taxes	$177	$212	$389	$387	$9	$396
Taxes	76	32	108	122	3	125
Effective income tax rate	42.9%		27.8%	31.5%		31.6%
Net earnings attributable to Campbell Soup Company	$101	$180	$281	$265	$6	$271	4%
Diluted net earnings per share attributable to Campbell Soup Company	$.33	$.58	$.91	$.85	$.02	$.87	5%
(a)See following table for additional information.

	Three Months Ended
	January 29, 2017	January 31, 2016
(millions, except per share amounts)	Impairment charges (3)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Adjustments
Gross margin	$—	$2	$—	$2
Marketing and selling expenses	—	3	—	3
Administrative expenses	—	4	(7)	(3)
Research and development expenses	—	2	—	2
Other expenses / (income)	(212)	—	—	—
Restructuring charges	—	—	(9)	(9)
Earnings before interest and taxes	$212	$(7)	$16	$9
Interest, net	—	—	—	—
Earnings before taxes	$212	$(7)	$16	$9
Taxes	32	(3)	6	3
Net earnings attributable to Campbell Soup Company	$180	$(4)	$10	$6
Diluted net earnings per share attributable to Campbell Soup Company	$.58	$(.01)	$.03	$.02

	Six Months Ended
	January 29, 2017			January 31, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$1,666	$20	$1,686	$1,574	$81	$1,655	2%
Gross margin percentage	38.1%		38.6%	35.7%		37.6%
Marketing and selling expenses	465	—	465	449	(17)	432
Administrative expenses	262	(11)	251	302	(39)	263
Research and development expenses	51	—	51	55	(6)	49
Other expenses / (income)	226	(212)	14	9	—	9
Restructuring charges	—	—	—	30	(30)	—
Earnings before interest and taxes	$662	$243	$905	$729	$173	$902	—%
Interest, net	56	—	56	55	—	55
Earnings before taxes	$606	$243	$849	$674	$173	$847
Taxes	213	43	256	215	64	279
Effective income tax rate	35.1%		30.2%	31.9%		32.9%
Net earnings attributable to Campbell Soup Company	$393	$200	$593	$459	$109	$568	4%
Diluted net earnings per share attributable to Campbell Soup Company	$1.27	$.65	$1.92	$1.47	$.35	$1.82	5%
(a)See following table for additional information.

	Six Months Ended
	January 29, 2017				January 31, 2016
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (3)	Adjustments	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Adjustments
Gross margin	$20	$—	$—	$20	$81	$—	$81
Marketing and selling expenses	—	—	—	—	(17)	—	(17)
Administrative expenses	—	(11)	—	(11)	(17)	(22)	(39)
Research and development expenses	—	—	—	—	(6)	—	(6)
Other expenses / (income)	—	—	(212)	(212)	—	—	—
Restructuring charges	—	—	—	—	—	(30)	(30)
Earnings before interest and taxes	$20	$11	$212	$243	$121	$52	$173
Interest, net	—	—	$—	—	—	—	—
Earnings before taxes	$20	$11	$212	$243	$121	$52	$173
Taxes	7	4	32	43	45	19	64
Net earnings attributable to Campbell Soup Company	$13	$7	$180	$200	$76	$33	$109
Diluted net earnings per share attributable to Campbell Soup Company*	$.04	$.02	$.58	$.65	$.24	$.11	$.35
*The sum of individual per share amounts may not add due to rounding.

Year Ended
(millions, except per share amounts)	July 31, 2016
Gross margin, as reported	$2,780
Add: Pension and postretirement benefit mark-to-market adjustments (1)	176
Adjusted Gross margin	$2,956
Adjusted Gross margin percentage	37.1%
Earnings before interest and taxes, as reported	$960
Add: Total pension and postretirement benefit mark-to-market adjustments (1)	313
Add: Restructuring charges, implementation costs and other related costs (2)	78
Add: Impairment charges (3)	141
Deduct: Claim settlement (4)	(25)
Adjusted Earnings before interest and taxes	$1,467
Interest, net, as reported	$111
Adjusted Earnings before taxes	$1,356
Taxes on earnings, as reported	$286
Add: Tax benefit from total pension and postretirement benefit mark-to-market adjustments (1)	113
Add: Tax benefit from restructuring charges, implementation costs and other related costs (2)	29
Add: Tax benefit from impairment charges (3)	14
Adjusted Taxes on earnings	$442
Adjusted effective income tax rate	32.6%
Net earnings attributable to Campbell Soup Company, as reported	$563
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	200
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	49
Add: Net adjustment from impairment charges (3)	127
Deduct: Claim settlement (4)	(25)
Adjusted Net earnings attributable to Campbell Soup Company	$914
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$1.81
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	.64
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	.16
Add: Net adjustment from impairment charges (3)	.41
Deduct: Claim Settlement (4)	(.08)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.94